June 20, 2006

For Immediate Release

Collegiate Pacific Named Exclusive Supplier for Porter Athletic in Southern California

•	Collegiate Pacific’s Subsidiary Tomark Sports to Represent Porter

•	Combines Tomark’s sales and installation team with Porter Product

Dallas, TX. Collegiate Pacific (AMEX – BOO) today announced that its wholly owned subsidiary, Tomark Sports, had been named the Exclusive Supplier of Porter Athletic custom engineered product in Southern California. Porter Athletic, founded in 1868, is regarded by coaches, school administrators and architects as the World’s leader in gymnasium equipment. The exclusivity covers the counties of Los Angeles, Orange, San Bernardino, Ventura, Santa Barbara, San Diego, Kern, San Luis Obispo, Riverside and Imperial. Schools and institutional accounts in these counties in need of purchasing Porter Athletic product or having Porter Athletic product installed may contact Tomark Sports toll free at 800-959-1844.

Adam Blumenfeld, President of Collegiate Pacific stated: “This multi year, exclusive partnership is a perfect fit for our West Coast subsidiary Tomark Sports. It combines the strength of Tomark’s in-house installation and sales team which operates throughout much of Central and Southern California with Porter Athletic’s world-renowned reputation for the finest in gymnasium products such as basketball backstops and volleyball standards.”

“As well, it speaks to the ability for Collegiate Pacific’s ever-deepening network of distribution to attract exclusive relationships with the highest quality name brands in our industry. In partnering with Collegiate Pacific, Porter Athletic has teamed with the largest direct supplier to the institutional markets while at the same time simplifying its business processes by dealing with just one customer, and one receivable in Southern California. It’s a win-win for both organizations.”

“ We believe Collegiate Pacific is uniquely positioned, with its 1.5 million catalogs, 175 road sales professionals, family of web sites, in-house telesales teams and robust re-distribution network to act as an exclusive agent — on a Regional or National basis — for future partners the quality of Porter Athletic. We continue to explore similar relationships with other manufacturers and distributors.”

Collegiate Pacific is the nation’s fastest growing manufacturer and supplier of sports equipment primarily to the institutional and team dealer markets. The company offers more than 4,500 products to 300,000 prospective and existing customers. The company distributes approximately 1.5 million catalogs annually and employs approximately 175 professional road salesmen. This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to Collegiate Pacific’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise, actions and initiatives by current and potential competitors, and certain other additional factors described in Collegiate Pacific’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Collegiate Pacific’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Collegiate Pacific is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:
Collegiate Pacific Inc., Dallas
Adam Blumenfeld, 972-243-8100
or
Michael Blumenfeld, 972-243-8100

Source: Collegiate Pacific Inc.